                                                                    EXHIBIT 10.3
                              AMENDED AND RESTATED

                               SERVICING AGREEMENT

                                     BETWEEN

                             WELLS FARGO BANK, N.A.

                            AS SERVICER AND CUSTODIAN

                                       AND

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                  AS PURCHASER

                            DATED AS OF JULY 7, 2005

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                                TABLE OF CONTENTS

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
ARTICLE I             DEFINITIONS AND USAGE......................................................................1

         Section 1.1.          Definitions.......................................................................1

ARTICLE II            SERVICER AS CUSTODIAN......................................................................2

         Section 2.1.          Custody of Receivable Files.......................................................2

         Section 2.2.          Duties of Custodian...............................................................2

ARTICLE III           ADMINISTRATION AND SERVICING OF RECEIVABLES AND PURCHASED PROPERTY.........................4

         Section 3.1.          Duties of Servicer................................................................4

         Section 3.2.          Collection of Receivable Payments.................................................5

         Section 3.3.          Realization Upon Receivables......................................................6

         Section 3.4.          Allocations of Collections........................................................6

         Section 3.5.          Maintenance of Security Interests in Financed Vehicles............................6

         Section 3.6.          Covenants of Servicer.............................................................6

         Section 3.7.          Repurchase of Receivables Upon Breach by the Servicer.............................7

         Section 3.8.          Servicing Fee and Supplemental Servicing Fee Payable to the Servicer..............8

         Section 3.9.          Annual Statement as to Compliance; Notice of Event of Servicing
                               Termination.......................................................................8

         Section 3.10.         Annual Independent Certified Public Accountants' Report...........................8

         Section 3.11.         Servicer Expenses.................................................................9

         Section 3.12.         Disaster Recovery Plan............................................................9

         Section 3.13.         Exchange Act Filings.............................................................10

         Section 3.14.         Quality Control Procedures.......................................................10

         Section 3.15.         Accuracy of Information..........................................................10

         Section 3.16.         Inspection Rights................................................................10

ARTICLE IV            DISTRIBUTIONS; STATEMENTS.................................................................10

         Section 4.1.          Establishment of Collection Account by the Purchaser.............................10

         Section 4.2.          Distributions; Remittance Conditions.............................................10

         Section 4.3.          Net Remittances to the Purchaser.................................................11

         Section 4.4.          Statements to Purchaser..........................................................11

ARTICLE V             THE SERVICER..............................................................................12
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                                TABLE OF CONTENTS
                                   (continued)

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
         Section 5.1.          Representations of Servicer......................................................12

         Section 5.2.          Indemnities of Servicer..........................................................13

         Section 5.3.          Merger or Consolidation of, or Assumption of the Obligations of Servicer.........14

         Section 5.4.          Limitation on Liability of Servicer and Others...................................14

         Section 5.5.          Delegation of Duties.............................................................15

         Section 5.6.          Wells Fargo Not to Resign as Servicer............................................15

         Section 5.7.          Existence........................................................................15

         Section 5.8.          Servicer May Own Securities......................................................15

         Section 5.9           Servicer May Not Sell Deficiency Balances........................................15

ARTICLE VI            SERVICING TERMINATION.....................................................................16

         Section 6.1.          Events of Servicing Termination..................................................16

         Section 6.2.          Consequence of a Servicer Termination Event......................................17

         Section 6.3.          Agreement to Cooperate Upon Termination or Resignation of the Servicer...........17

         Section 6.4.          Waiver of Past Events of Servicing Termination...................................17

         Section 6.5.          Termination......................................................................17

ARTICLE VII           MISCELLANEOUS PROVISIONS..................................................................18

         Section 7.1.          Amendment........................................................................18

         Section 7.2.          Counterparts.....................................................................18

         Section 7.3.          GOVERNING LAW; Submission to Jurisdiction........................................18

         Section 7.4.          Headings and Cross-References....................................................18

         Section 7.5.          Notices and Wire Instructions....................................................18

         Section 7.6.          Severability of Provisions.......................................................19

         Section 7.7.          Assignment.......................................................................19

         Section 7.8.          Further Assurances...............................................................19

         Section 7.9.          No Waiver; Cumulative Remedies...................................................19

         Section 7.10.         Third-Party Beneficiaries........................................................20

         Section 7.11.         WAIVER OF TRIAL BY JURY..........................................................20

         Section 7.12.         Special Covenants of the Purchaser and the Servicer..............................20

ARTICLE VIII          SECURITIZATIONS AND OTHER DISPOSITIONS OF RECEIVABLES.....................................21
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                                TABLE OF CONTENTS
                                   (continued)

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

         Section 8.1.          Securitizations and Other Dispositions of Receivables............................21

         Section 8.2.          Designees to Act on Behalf of Purchaser..........................................23

         Section 8.3.          Nonpetition......................................................................23
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                                      -iii-
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EXHIBITS

EXHIBIT A    SCHEDULE OF RECEIVABLES
EXHIBIT B    FORM OF MONTHLY SERVICING REPORT
EXHIBIT C    FORM OF SARBANES-OXLEY CERTIFICATE
EXHIBIT D    FORM OF 10B-5 OFFICER'S CERTIFICATE

ATTACHMENT A   MONTHLY FILE TAPE DATA LAYOUT

         This AMENDED AND RESTATED SERVICING AGREEMENT, (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), is made as of July 7, 2005, between Wells Fargo Bank, N.A., a national banking association ("Wells Fargo"), as servicer (in such capacity, the "Servicer"), and as custodian (in such capacity, the "Custodian") and BANK OF AMERICA, National Association, a national banking association ("BANA"), as purchaser (together with its successors and assigns, the "Purchaser").

         1. The Servicer and the Purchaser entered into a Servicing Agreement dated as of May 27, 2005 (the "Original Agreement");

         2. The parties hereto have agreed to amend and restate the Original Agreement pursuant hereto.

         3. The Purchaser purchased a specified portfolio of receivables consisting of automobile and light truck retail installment sale contracts and related property from the Seller.

         4. The Seller sold such specified portfolio of receivables to the Purchaser pursuant to a Purchase and Sale Agreement.

         5. The Servicer is servicing and is willing to continue to service, on behalf of the Purchaser, the Purchaser's specified portfolio of receivables.

         6. For administrative convenience, the Servicer is acting as the custodian and is willing to continue to act as the custodian, on behalf of the Purchaser, of the Purchaser's specified portfolio of receivables and related property.

         In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

         Section 1.1 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in Appendix A to the Purchase and Sale Agreement, dated as of May 27, 2005, between Wells Fargo, as the Seller, and BANA, as the Purchaser. All references herein to "the Agreement" or "this Agreement" are to this Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits and attachments hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction and usage set forth in such Appendix A shall be applicable to this Agreement.

                                   ARTICLE II

                              SERVICER AS CUSTODIAN

         Section 2.1. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Purchaser, upon the execution and delivery of this Agreement, hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Purchaser as custodian of the following documents or instruments, which are hereby constructively delivered to the Purchaser (collectively, the "Receivable Files") with respect to each Receivable:

         (a) the fully executed original of the installment sale contract for such Receivable;

         (b) documents evidencing or related to any Insurance Policy;

         (c) the original credit application, fully executed by the Obligor or a photocopy thereof, or a record thereof on a computer file, diskette or on microfiche;

         (d) where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that Seller keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Seller as first lienholder or secured party; and

         (e) any and all other documents that Seller keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

         The Custodian hereby acknowledges receipt of the Receivable Files for each Receivable listed on the Schedule of Receivables attached hereto as Exhibit A.

         Section 2.2. Duties of Custodian.

         (a) Safekeeping. The Custodian shall hold each Receivable File described herein on behalf of the Purchaser of the related Receivable for the use and benefit of the Purchaser and shall maintain such accurate accounts, records and computer systems pertaining to each Receivable File described herein. On or prior to the Closing Date, the computer files created in connection with the Receivables will be marked to reflect that the Receivables have been sold to the Purchaser. Each Receivable shall be identified as such on the computer records of the Custodian to the extent the Custodian reasonably determines to be necessary to comply with the terms and conditions of this Agreement. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to receivable files relating to comparable automobile receivables that the Custodian holds for itself or others and that is consistent with industry standards and consistent with such standard of care, the Custodian may utilize the services of third parties to act as custodian of Receivable Files under the same terms as the Servicer may delegate duties pursuant to
Section 5.5. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Custodian to verify the accuracy of the Custodian's inventory and record keeping. The Custodian shall promptly report to the Purchaser of a Receivable any failure on its part to hold the related Receivable File as described herein and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Purchaser or any Purchaser Pledgee of the Receivables Files.

         (b) Maintenance of and Access to Records. The Custodian agrees to maintain each Receivable File at 711 West Broadway Road, Tempe, Arizona 85282, or at such other office of the Custodian as shall from time to time be identified to the Purchaser upon thirty (30) days' prior written notice. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, the Custodian shall permit the Purchaser or Purchaser Pledgee or any of their respective duly authorized representatives, attorneys or auditors to inspect the related Receivable File described herein and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Purchaser or Purchaser Pledgee may reasonably request. Prior to the occurrence and continuation of a Servicer Termination Event, any such access will be at the expense of the Purchaser. Upon written request from the Purchaser or the Purchaser Pledgee, the Servicer will release any document in the Receivable Files to the requesting party or its designee; provided that (i) such release of documents will not interfere with the Servicer's ability to service the Receivables in accordance with the terms of this Agreement and (ii) if a Servicer Termination Event has not occurred, the Purchaser will reimburse the Servicer for any reasonable costs and expenses incurred in effecting such release. Any document so released will be handled by the Purchaser or the Purchaser Pledgee, as applicable, or its designee with due care and returned to the Servicer as soon as such Person no longer has a need for such document. If a Servicer Termination Event has occurred and is continuing, access to the Receivables Files and the release of any document in the Receivables Files will be at the sole cost and expense of the Servicer.

         (c) Administration; Reports. In general, the Custodian shall attend to all non-discretionary details in connection with maintaining custody of the Receivable Files as described herein. In addition, the Custodian shall assist the Servicer generally in the preparation of routine reports to the Purchaser, if any, or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files described herein.

         (d) Servicing. The Custodian is familiar with the duties of the Servicer, the servicing procedures and the allocation and distribution provisions (including those related to principal collections, losses and recoveries on Receivables) set forth in this Agreement and hereby agrees to maintain the Receivable Files in a manner consistent therewith. The Custodian further agrees to cooperate with the Servicer in the Servicer's performance of its duties herein and under the other Basic Documents.

         (e) Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions from the Purchaser with respect to the Receivable Files described herein upon its receipt of written instructions signed by an authorized officer of the Purchaser or the Purchaser Pledgee.

         (f) Indemnification By the Custodian. The Custodian agrees to indemnify the Purchaser and the Purchaser Pledgee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Purchaser or the Purchaser Pledgee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files described herein; provided, however, that the Custodian shall not be liable to the Purchaser or the Purchaser Pledgee for any portion of any such amount resulting from the willful misfeasance, bad faith, negligence or failure to comply with applicable laws or regulations of the Purchaser, the Purchaser Pledgee or any subsequent purchaser, assignee, transferee, pledgee or other holder of the Receivables. This Section 2.2(f) shall survive the termination of this Agreement.

         (g) Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. The Servicer's appointment as Custodian will become effective as of the Cutoff Date and will continue in full force and effect until terminated as herein provided. The appointment of the Servicer as Custodian may be terminated by either party hereto by written notice to the other party, such termination to take effect no sooner than sixty (60) days after the date of such notice. Notwithstanding the foregoing, if Wells Fargo resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer are terminated under Section 6.2, the appointment of the Servicer as Custodian hereunder may be terminated in the same manner as the Servicer may be terminated under Section 6.2. As soon as practicable after any termination under this Section 2.2, the Custodian will deliver to the Purchaser, or the Purchaser's designee, the Receivable Files and the related accounts and records maintained by the Custodian at such place or places as the Purchaser may reasonably designate, at the expense of (i) the Custodian, if the Custodian resigns, if a Servicer Termination Event has occurred and is continuing or if the long-term unsecured senior debt rating of the Servicer is withdrawn or reduced below "A2" by Moody's or "A" by Standard & Poor's or (ii) the Purchaser, if the Purchaser terminates the Custodian and no Servicer Termination Event has occurred.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING OF
                       RECEIVABLES AND PURCHASED PROPERTY

         Section 3.1. Duties of Servicer. Effective as of the Cutoff Date, the Servicer is hereby appointed and authorized to act as agent for the Purchaser and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automobile receivables that it services for itself or others and that is consistent with prudent industry standards. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending monthly statements to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Purchaser of any Receivables with respect to distributions and performing the other duties specified herein. Subject to the provisions of
Section 3.2 and the standard of care set forth above, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Purchaser, pursuant to this Section 3.1, to execute and deliver, on behalf of

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itself or the Purchaser of such Receivable, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles; provided, that notwithstanding the foregoing, the Servicer shall not, excepted as permitted by Section 3.6, release an Obligor from payment of any unpaid balance of any related Receivable. The Servicer is hereby authorized to commence, in its own name or in the name of the Purchaser of such Receivable a legal proceeding to enforce a Defaulted Receivable as contemplated by Section 3.3, to enforce all obligations of the Seller herein or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable or a Defaulted Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Servicer is hereby authorized and empowered by the Purchaser pursuant to this
Section 3.1, to obtain possession of the related Financed Vehicle and immediately and without further action on the part of the Purchaser or the Servicer, the Purchaser of such Receivable shall thereupon automatically assign in trust such Receivable and the security interest in the related Financed Vehicle to the Servicer for the benefit of the Purchaser for purposes of commencing or participating in any such proceeding as a party or claimant. Upon such automatic assignment, the Servicer will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Receivable and the related Financed Vehicle. At the Servicer's request from time to time, the Purchaser shall provide the Servicer with evidence of the assignment in trust for the benefit of the Purchaser, as applicable, as may be reasonably necessary for the Servicer to take any of the actions set forth in the following sentence. The Servicer is hereby authorized and empowered by the Purchaser to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Purchaser shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties herein. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Purchaser of equivalent authority and rights.

         The Servicer hereby agrees that upon its resignation and the appointment of a successor servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 6.2, and, in any case, in a manner which the Purchaser or Purchaser Pledgee reasonably determines will facilitate the transition of the performance of such activities to such successor servicer, and the Servicer shall cooperate with and assist such successor servicer.

         For the avoidance of doubt, to the extent that any specific term or provision of this Agreement conflicts with the servicing practices the Servicer follows with respect to the automobile receivables that it services for itself and others, the Servicer shall follow the terms and provisions of this Agreement, and the Servicer shall be deemed to have complied with its standard of care set forth above in this Section 3.1 notwithstanding such conflict.

         Section 3.2. Collection of Receivable Payments. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due and will follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself and others in connection therewith. Except as provided in Section 3.6(c), the Servicer is hereby authorized to grant extensions, rebates, or adjustments on a Receivable for credit reasons without the prior consent of the Purchaser. The Servicer is authorized in its discretion to waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

         Section 3.3. Realization Upon Receivables. The Servicer shall use reasonable efforts, consistent with its customary practices, policies and procedures, and the standard of care set forth in Section 3.1, to repossess or otherwise convert the ownership of the Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle. The Servicer is authorized to follow such customary practices, policies and procedures as it follows in its servicing of comparable receivables, which practices, policies and procedures may include selling the Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable, it being understood that the Servicer shall (i) generally repossess Financed Vehicles within ninety (90) days after a payment on the related Receivable becomes due and has not been paid (unless the Financed Vehicle is voluntarily surrendered) and (ii) sell such repossessed Financed Vehicle generally within forty-five (45) days after repossession thereof. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive all reasonable Liquidation Expenses with respect to each Defaulted Receivable at such time as the Receivable becomes a Defaulted Receivable, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor.

         Section 3.4. Allocations of Collections. If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by the Seller or assigned by the Seller to third parties, then any payment on any such asset received from or on behalf of such Obligor will, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise will be allocated by the Servicer in accordance with its customary standards, policies and procedures.

         Section 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures and the standard of care set forth in Section 3.1, and at its own expense, take such steps as are necessary to maintain the continuous perfection of the security interest created by each Receivable in the related Financed Vehicle at all times. The Purchaser hereby authorizes the Servicer to re-perfect such security interest on behalf of such Purchaser, as necessary because of the relocation of a Financed Vehicle or for any other reason.

         Section 3.6. Covenants of Servicer. As of the Cutoff Date with respect to the Receivables, the Servicer hereby makes the following representations, warranties and covenants. The Servicer covenants that from and after the Closing
Date:

         (a) Liens in Force. The Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable except in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency amount which the Servicer would not attempt to collect in accordance with the standard of care set forth in Section 3.1 or in connection with repossession, or except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

         (b) No Impairment. The Servicer shall not impair in any material respect the rights of the Purchaser in and to the Receivables or any of the other Purchased Property; and

         (c) No Modifications. The Servicer shall not (i) reduce the Annual Percentage Rate other than as required by applicable law, (ii) reduce the Amount Financed with respect to any Receivable other than as required by applicable law or in accordance with its customary servicing practice and the standard of care set forth in Section 3.1 in connection with a settlement in the event the Receivable becomes a Defaulted Receivable, (iii) extend the term to maturity of a Receivable beyond July 14, 2012 or such other date specified in any Securitization Document or (iv) permit any Obligor related to a Receivable to participate in any "payment holiday" program marketed or promoted by the Servicer or its Affiliates that would result in a payment deferment after the Cutoff Date.

         (d) Forced Placed Insurance. After the Cutoff Date, the Servicer shall track the compliance of each Obligor in ordinance with its customary procedures regarding the Obligor's obligation to maintain insurance coverage on the related Financed Vehicle. The Servicer shall notify each Obligor when they are not in compliance. Servicer shall not expend its own funds to pay any insurance premium or obtain or maintain any such policy and Servicer shall not "force-place" insurance.

         Section 3.7. Repurchase of Receivables Upon Breach by the Servicer. Upon discovery by either party to this Agreement of a breach of any of the covenants set forth in Sections 3.5 and 3.6 that materially and adversely affects the interest of the Purchaser in any Receivable, the Party discovering such breach shall give prompt written notice thereof to the other. As of the last day of the Collection Period which includes the 60th day following its discovery or receiving notice of such breach (or, at the Servicer's election, the last day of the Collection Period which includes the 30th day), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Purchaser any Receivable materially and adversely affected by such breach and, on the related Payment Date, the Servicer shall pay the Administrative Purchase Payment.

         In addition to such repurchase obligation, the Servicer shall indemnify the Purchaser and the Purchaser Pledgee and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of any of the covenants set forth in Sections 3.5 and 3.6. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing and to indemnify the Purchaser and the Purchaser Pledgee as provided in this
Section 3.7 and in Section 5.2, shall, if such obligations are fulfilled, constitute the sole remedies against the Servicer for such breach available to the Purchaser and any Purchaser Pledgee.

         Upon receipt of the Administrative Purchase Payment, the Purchaser shall assign, without recourse, representation or warranty, to the Servicer all of the Purchaser's right, title and interest in, to and under such Administrative Receivable, all monies due thereon, the security interests in the related Financed Vehicle, proceeds from any Insurance Policies and the interests in certain rebates of premiums and other amounts relating to the Insurance Policies and any document relating thereto, such assignment being an assignment outright and not for security; and the Servicer, shall thereupon own such Receivable, and all such security and documents, free of any further obligations to the Purchaser with respect thereto.

         Section 3.8. Servicing Fee and Supplemental Servicing Fee Payable to the Servicer.

         (a) Servicing Fee. To compensate the Servicer for services rendered under this Agreement, the Purchaser will pay the Servicer the Servicing Fee on each Payment Date from the Cutoff Date until the earliest to occur of:

             (i) resignation of the Servicer pursuant to Section 5.6; or

             (ii) termination of the Servicer pursuant to Section 6.2.

         (b) Supplemental Servicing Fee. In addition to the Servicing Fee, and as additional compensation for its services rendered under this Agreement, the Servicer will be entitled to retain any late fees, prepayment charges, non-sufficient fund fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the Receivables during each Collection Period (such amounts, the "Supplemental Servicing Fee").

         Section 3.9. Annual Statement as to Compliance; Notice of Event of Servicing Termination.

         (a) The Servicer will deliver to the Purchaser and any trustee relating to a Securitization on or before March 15 of each year beginning March 15, 2006, an Officer's Certificate, dated as of December 31 of the immediately preceding year, stating that:

              (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Cutoff Date to the date of such certificate) and of its performance under this Agreement has been made under such officer's supervision; and

              (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period in all material respects, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer will deliver to the Purchaser and any trustee relating to a Securitization promptly (but in no event later than five Business Days) after having obtained knowledge thereof, notice of any event which, with the giving of notice or lapse of time, or both, would become a Servicer Termination Event.

         Section 3.10. Annual Independent Certified Public Accountants' Report.

         (a) The Servicer shall, at its expense, cause a firm of Independent Accountants on or before March 15 of each year, beginning March 15, 2006, with respect to the twelve months ended on the immediately preceding December 31 (or, with respect to the first such report, such period as shall have elapsed from the Cutoff Date to the date of such certificate), to deliver to the Purchaser and any trustee relating to a Securitization a report (the "Accountants' Report") addressed and delivered to the board of directors of the Servicer, to the effect that such firm has examined the Servicer's assertion that the Servicer has complied with its Minimum Servicing Standards (as defined below) and that such examination: (i) was conducted in accordance with the Attestation Protocol (as defined below) and (ii) included examining, on a test basis, evidence regarding the Servicer's compliance with its Minimum Servicing Standards. The Accountants' Report shall include an opinion that the Servicer's assertion with respect to compliance with its Minimum Servicing Standards is fairly stated in all material respects or shall report the exceptions that do not permit such opinion The Accountants' Report required by this Section 3.10(a) may be replaced at the election of the Servicer by any similar report or certification using standards comparable to Minimum Servicing Standards or the Attestation Protocol that are now or in the future in use by servicers of retail installment sale contracts or direct purchase money loans and that otherwise comply with any rule, regulation, "no action" letter or similar guidance promulgated by the Securities and Exchange Commission, including Regulation AB of the Commission.

         (b) "Attestation Protocol" shall mean the procedures, standards, guidance, explanatory materials, and exhibits with respect to the conduct of an attestation program that are set forth in the preface, introduction and exhibits to The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such procedure, standards, guidance, explanatory materials and exhibits are applicable to the servicing obligations set forth in this Agreement.

         (c) "Minimum Servicing Standards" shall mean the servicing standards identified as "Minimum Servicing Standards" in The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such standards are applicable to the servicing obligations set forth in this Agreement.

         (d) "Independent Accountants" shall mean a firm of accountants that is independent of the Servicer, as defined and interpreted under the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 3.11. Servicer Expenses. Subject to any limitations on the Servicer's liability herein, the Servicer will be required to pay all expenses incurred by it in connection with its activities hereunder, including fees, expenses and disbursements of any subcontractors, Independent Accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Purchaser and the Purchaser Pledgee.

         Section 3.12. Disaster Recovery Plan. The Servicer will maintain and comply with a written plan for resumption of business in the event a disaster disrupts or impairs its business or operations.

         Section 3.13. Exchange Act Filings. The Servicer shall cooperate with any reasonable request made by the Purchaser or any Purchaser Pledgee in connection with any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder, including Regulation AB and including providing an Officer's Certificate substantially in the Form of Exhibit C hereto (or such other form as may by required by applicable law) in connection with any Sarbanes-Oxley Certification required to be made by the Purchaser or any Purchaser Pledgee to the Commission.

         Section 3.14. Quality Control Procedures. The Servicer shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the Receivable Files, the quality of the servicing activities of the Servicer and the Servicer's compliance with its obligations under this Agreement.

         Section 3.15. Accuracy of Information. All information furnished by the Servicer to the Purchaser or any Purchaser Pledgee (including the Monthly Servicer Reports and the Monthly Data File) for purposes of or in connection with this Agreement and the transactions contemplated hereby will be true, accurate and complete in all material respects, on and as of the date such information was furnished (except to the extent that such furnished information relates solely to an earlier date, in which case such information is true and accurate in all material respects on and as of such earlier date).

         Section 3.16. Inspection Rights. The Servicer shall permit the Purchaser, the Purchaser Pledgee and their respective agents, at any time upon reasonable request and notice during normal business hours, to inspect, audit and make copies of any abstracts from the Servicer's records (if any) regarding any Receivable.

                                   ARTICLE IV

                            DISTRIBUTIONS; STATEMENTS

         Section 4.1. Establishment of Collection Account by the Purchaser. The Purchaser will, prior to the Closing Date, establish and maintain an account in the name of Purchaser at a bank in the United States of America (such account, together with any replacement account, the "Collection Account"). On the Closing Date and from time to time thereafter, the Purchaser shall inform the Servicer in writing of the account number and related wiring information for the Collection Account. The Servicer will deposit into the Collection Account all remittances to the Purchaser, as required by Section 4.2, by wire transfer in immediately available funds. All monies on deposit in the Collection Account will be property of the Purchaser. Pending deposit into the Collection Account and so long as the Monthly Remittance Condition is met, any monies collected by the Servicer with respect to the Receivables may be used by the Servicer at its own risk and for its own benefit and are not required to be segregated from its own funds.

         Section 4.2. Distributions; Remittance Conditions.

         (a) Subject to Section 4.3, the Servicer will make remittances to the Purchaser by depositing Available Collections and Available Collections Interest for the related Collection

Period in the Collection Account on the Business Day immediately preceding the related Payment Date for any Collection Period, if:

               (i) Wells Fargo is the Servicer;

               (ii) the rating of Wells Fargo's short-term unsecured debt is at least P-1 by Moody's and is at least A-1 by Standard & Poor's; and

               (iii) no Servicer Termination Event has occurred (each of clauses
         (i), (ii) and (iii), a "Monthly Remittance Condition").

         (b) If the Servicer no longer satisfies each Monthly Remittance Condition, then the Servicer shall within two Business Days of its failure to satisfy the Monthly Remittance Conditions deliver all Available Collections in its possession to the Collection Account. Thereafter, the Servicer shall remit all Available Collections to the Collection Account within two Business Days of the receipt thereof.

         To the extent the Servicer again satisfies each Monthly Remittance Condition it will again make remittances to the Purchaser in accordance with
Section 4.2(a).

         (c) On or before the Reporting Date in any month with respect to which the Servicer is required to make remittances in the manner provided in Section 4.2(b), the Servicer will prepare and provide in electronic form to the Purchaser and any trustee relating to a Securitization as part of the Monthly Servicing Report, a report reconciling its daily remittances with Available Collections for such Collection Period and the other monthly data for such Collection Period.

         (d) On the Business Day immediately preceding each Payment Date, the Servicer will also remit to the Collection Account an amount equal to the aggregate Administrative Purchase Payments, if any, with respect to Administrative Receivables for the related Collection Period pursuant to Section
3.7 hereof.

         (e) The Servicer may withdraw (or cause to be withdrawn) funds from the Collection Account to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Supplemental Servicing
Fees) or were deposited therein in error.

         Section 4.3. Net Remittances to the Purchaser. For so long as each Monthly Remittance Condition is satisfied, the Servicer will make the monthly remittances required under Section 4.2(a) net of the Servicing Fee and Supplemental Servicing Fee and any unpaid Servicing Fee and Supplemental Servicing Fee owed to the Servicer; provided, however, that such amounts will be listed separately on the Monthly Servicer Report as if such amounts were distributed to the Servicer separately.

         Section 4.4. Statements to Purchaser. On or before each Reporting Date, commencing on the Reporting Date on July 10, 2005, the Servicer will deliver in electronic form to (a) the Purchaser and any indenture trustee relating to a Securitization with respect to all of the Receivables on an aggregate basis a monthly servicer report substantially in the form attached hereto as Exhibit B (each, a "Monthly Servicer Report") and (b) the Purchaser and any indenture trustee relating to a Securitization a monthly data file (setting forth account-level data identified by account number) in a form substantially similar to Attachment A hereto, with such changes to the information provided in Attachment A hereto as will be mutually agreed to by the Servicer and the Purchaser (the "Monthly Data File").

                                   ARTICLE V

                                  THE SERVICER

         Section 5.1. Representations of Servicer. The Servicer makes the following representations as of the Cutoff Date and as of the Closing Date, except as otherwise noted, which shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent pledge thereof to any Purchaser Pledgee:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and has had at all relevant times the power, authority and legal right to service the Receivables and the other properties and rights included in the Purchased Property.

         (b) Due Qualification. The Servicer is duly qualified to do business and in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables) requires or shall require such qualification.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement; and the Servicer's execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligation. This Agreement, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

         (f) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents or violate any law, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement.

         (g) No Proceedings. As of the Closing Date, there are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of the Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) alleging that one or more of the Receivables, or the servicing thereof, failed to comply with applicable law or (D) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

         (h) Servicing Fee. The Servicing Fee, together with any Supplemental Servicing Fees, represents reasonable compensation for the Servicer for performing its obligations with respect to the Receivables under this Agreement. The entire Servicing Fee, together with any Supplemental Servicing Fees, will be treated by the Servicer, for accounting and tax purposes, as compensation for its servicing activities hereunder.

         (i) No Adverse Change. There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer's most recent publicly available financial statements.

         Section 5.2. Indemnities of Servicer. The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

         (a) The Servicer shall defend, indemnify and hold harmless the Servicer Indemnified Parties from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

         (b) The Servicer shall indemnify, defend and hold harmless the Servicer Indemnified Parties from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes arising out of distributions hereunder) and costs and expenses in defending against the same;

         (c) The Servicer shall indemnify, defend and hold harmless the Servicer Indemnified Parties from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, or by the failure of the Receivables to have been serviced in compliance with applicable law;

         (d) The Servicer shall indemnify, defend, and hold harmless the Servicer Indemnified Parties from and against any and all costs, expense, losses, claims, damages, and liabilities arising out of any breach in respect of any representation or warranty of the Servicer in this Agreement, or in any Schedule, Exhibit, written statement or certificate furnished by Servicer pursuant to this Agreement; provided, however, that the Servicer shall not be so required to indemnify the Servicer Indemnified Parties or otherwise be liable to the Servicer Indemnified Parties hereunder for any losses (i) resulting from the performance of the Receivables in connection with the exercise of remedies following the occurrence of servicing termination (except to the extent any such losses are attributable to any breach by Servicer of any representation, warranty or covenant made by it in relation to any such Receivable), or (ii) arising from such Person's willful misfeasance, bad faith or negligence (except for errors in judgment).

         Indemnification under this Section 5.2 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 5.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         Section 5.3. Merger or Consolidation of, or Assumption of the Obligations of Servicer. Any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by Wells Fargo & Company and which is otherwise servicing the Servicer's receivables, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.3 to the Purchaser.

         Section 5.4. Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Purchaser, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties herein. The Servicer and any director, officer or employee or agent of the Servicer may reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, at the Purchaser's request the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the Parties to the Basic Documents and the interests of the Purchaser in the Basic Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Purchaser and the Servicer shall be entitled to be reimbursed therefor, and the Purchaser shall defend, indemnify and hold harmless the Servicer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting therefrom.

         Section 5.5. Delegation of Duties. So long as Wells Fargo acts as Servicer, the Servicer may, at any time without notice to or consent of the Purchaser, delegate any duties herein to any corporation or other Person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by Wells Fargo & Company. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing automobile receivables. No such delegation or sub-contracting shall relieve the Servicer of its responsibility with respect to such duties.

         Section 5.6. Wells Fargo Not to Resign as Servicer. Subject to the provisions of Section 5.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon determination that the performance of its duties herein or therein, as the case may be, is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until the Purchaser or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.3.

         Section 5.7. Existence. Subject to the provisions of Section 5.3, during the term of this Agreement, Wells Fargo will keep in full force and effect its existence, rights and franchises as a national banking association in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including the servicing of Receivables as required by this Agreement) shall require such qualifications.

         Section 5.8. Servicer May Own Securities. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner of pledgee of any securities issued in connection with any Securitization with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided in the transaction documents related to the issuance of such securities.

         Section 5.9. Servicer May Not Sell Deficiency Balances. Notwithstanding anything herein to the contrary, the Servicer shall not sell on behalf of the Purchaser or any assignee of the Purchaser any deficiency balance relating to a Defaulted Receivable.

         Section 5.10. Clean-up Call. The Servicer shall have the right at its option (the "Optional Purchase") to purchase the Trust Estate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Pool Balance is less than or equal to 10% of the initial Pool Balance. The purchase price for the Trust Estate shall equal the Redemption Price (the "Optional Purchase Price"), which amount shall be deposited by the Servicer into the Collection Account on the Redemption Date. For purposes of this Section 5.10, capitalized terms used in this Section 5.10 are defined in Appendix A to the Sale Agreement, dated as of the date hereof, between Bank of America Securities Auto Trust 2005-WF1 and BAS Securitization LLC, which also contains rules as to usage that are applicable herein.

                                   ARTICLE VI

                              SERVICING TERMINATION

         Section 6.1. Events of Servicing Termination. The Purchaser may terminate all of the rights and obligations of the Servicer under this Agreement if any one or more of the following events (each a "Servicer Termination Event") occur and are continuing:

         (a) any failure by the Servicer to deliver to the Purchaser (i) any required payment disclosed (or required to be disclosed) on a Monthly Servicer Report, which failure continues unremedied for a period of two Business Days or
(ii) any other amount, when the same becomes due and payable, which failure continues for five Business Days after (x) notice thereof is received by the Servicer or (y) discovery of such failure by an officer of the Servicer;

         (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth herein, or any breach of any representation or warranty by the Servicer herein, which failure or breach (i) materially and adversely affects the rights of the Purchaser and (ii) continues unremedied for a period of sixty (60) days after
(x) the date on which written notice of such failure, shall have been given to the Servicer or (y) discovery of such failure by an officer of the Servicer;

         (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

         (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to Wells Fargo & Company of or relating to substantially all of their respective property; or the Servicer or Wells Fargo & Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         (e) the long-term unsecured senior debt rating of the Servicer is withdrawn or reduced below "A2" by Moody's or "A" by Standard & Poor's.

         Section 6.2. Consequence of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing the Purchaser, by notice then given in writing to the Servicer, may terminate all of the rights and obligations of the Servicer herein with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Purchaser shall appoint a successor servicer (which, for the avoidance of doubt, may be BANA or one of its affiliates). Upon the Servicer's receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until a successor servicer shall have been appointed. The Purchaser is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

         Section 6.3. Agreement to Cooperate Upon Termination or Resignation of the Servicer. Upon termination under Section 6.2 or resignation under Section 5.6, the Servicer will cooperate at its own expense with the Purchaser or Purchaser's designee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, as soon as practicable, the transfer to the Purchaser or the Purchaser's designee for administration of all cash amounts that are at the time held by the Servicer for deposit or are thereafter received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. The Servicer shall be entitled to receive from the Purchaser and the successor servicer any amounts that are then payable to the Servicer under this Agreement. In no event, however, will the Servicer be obligated to license its proprietary servicing software or other applications to any successor servicer or any other third party. The Servicer will assist Purchaser and any successor servicer and provide reasonable cooperation to Purchaser and such successor servicer in curing all documentation exceptions and deficiencies with respect to the Receivable File, including obtaining missing title certificates and correcting data errors caused by or resulting from the servicing of the Receivables by Servicer.

         Section 6.4. Waiver of Past Events of Servicing Termination. The Purchaser may waive any Servicer Termination Event hereunder and its consequences. Upon any such waiver of a past Servicer Termination Event, such Servicer Termination Event will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other event or impair any right consequent thereon.

         Section 6.5. Termination. This Agreement will terminate on the earlier of (a) the Payment Date in the month following the final payment or liquidation of all the Receivables; and (b) the Payment Date immediately succeeding the Termination Date.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Servicer and the Purchaser.

         Section 7.2. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.

         Section 7.3. GOVERNING LAW; Submission to Jurisdiction.

         (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         (b) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby,
(i) each of the parties hereto hereby submits to the nonexclusive jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the State of New York and (ii) each of the parties hereto agrees to, and irrevocably waives any objection based on inconvenient forum or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

         Section 7.4. Headings and Cross-References. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

         Section 7.5. Notices and Wire Instructions. All communications and notices pursuant hereto to either Party must be in writing or by fax and addressed or delivered to it at its address as shown below or at such other address as may be designated by it by notice to the other Party and, if mailed or sent by fax, will be deemed given upon receipt at the address or fax number for each Party set forth below, or at such other address or fax number provided by a party in writing to the other party hereto from time to time:

       To Servicer:               Wells Fargo Bank, N.A.
                                  3033 Elder Street
                                  MAC UI851-034
                                  Boise, ID 83705
                                  Attention: Barbara Nau

       To Purchaser:              Bank of America, National Association
                                  Principal Finance Group
                                  9 West 57th Street
                                  New York, New York  10019

       With a copy to:            Bank of America, National Association
                                  40 West 57th Street
                                  New York, New York 10019
                                  Mail Stop 01-40-27-01
                                  Attn:  Legal Department- PFG Counsel

       Wells Fargo wire instructions:

                                  Bank:  Wells Fargo Bank, N.A.
                                  ABA:  121000248
                                  Acct. Number:  0532650720
                                  Acct. Name:  Pool 11
                                  Attention:  Kathy Wilcox

         Section 7.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms will be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 7.7. Assignment.

         (a) Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.3, 5.5 and 5.6 and related provisions, this Agreement may not be assigned by the Servicer without the prior written consent of the Purchaser.

         (b) The Servicer hereby acknowledges and consents to any sale, transfer, mortgage, pledge, assignment or grant of a security interest by the Purchaser of all or a portion of its right, title and interest in, to and under the Receivables or any or all of the Purchaser's rights and obligations hereunder to any other Person pursuant to an Assignment, Assumption and Recognition Agreement or otherwise. At the request of Purchaser, the Servicer shall acknowledge in writing any such sale, transfer, mortgage, pledge, assignment or grant.

         Section 7.8. Further Assurances. The Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Purchaser more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 7.9. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 7.10. Third-Party Beneficiaries. Each of the Servicer Indemnified Parties and each Purchaser Pledgee is an intended beneficiary of this Agreement and each of them shall have the right to enforce all provisions of this Agreement as if they were a party hereto. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no other third party shall be deemed a third party beneficiary of this Agreement.

         Section 7.11. WAIVER OF TRIAL BY JURY. THE SERVICER AND PURCHASER EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 7.12. Special Covenants of the Purchaser and the Servicer.

         (a) Non-Solicitation Covenants.

               (i) Non-Solicitation Covenant. The Purchaser agrees (and the Purchaser Pledgee, by accepting the grant of a security interest in the Receivables and other Purchased Property, is deemed to agree) that it will not, without the prior written consent of Wells Fargo, use the names, addresses or social security numbers of the Obligors for informational purposes, cross-selling purposes, solicitation purposes or any other similar purpose unless such Person obtained such information regarding the Obligors from some source other than the Seller or Servicer.

               (ii) Automobile Non-Solicitation Covenant. The Purchaser agrees (and the Purchaser Pledgee, by accepting the grant of a security interest in the Receivables and other Purchased Property, is deemed to agree) that it will not, without the prior written consent of Wells Fargo, use the names, addresses or social security numbers of the Obligors for informational purposes, cross-selling purposes, solicitation purposes or any other similar purpose, in each case relating to the purchase, sale or financing of new or used automobiles or light trucks unless such Person obtained such information regarding the Obligors from some source other than the Seller or Servicer.

         (b) Confidentiality/Customer Information; Privacy. The Servicer shall keep confidential and shall not divulge to any party, without BANA's prior written consent, the price paid by BANA for the Purchased Property, except to the extent that it is reasonable and necessary for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the "Interagency Guidelines"). The Servicer shall promptly make available to the Purchaser's regulators information regarding such security measures as requested by such regulators. For purposes of this Section, the term

"Customer Information" shall have the meaning assigned to it in the Interagency Guidelines. Each party further agrees that any Customer Information transmitted electronically by either party must be encrypted.

         (c) Survival. The non-solicitation and non-disclosure covenants and agreements of the Purchaser as set forth in Sections 7.12(a) and (b) will survive the execution of this Agreement; provided, however, if a Servicer Termination Event occurs but has not been waived by the Purchaser, when the Servicer transfers servicing to the Purchaser or any successor servicer all restrictions contained in Section 7.12(a)(i) will terminate. Wells Fargo and the Purchaser agree that any and all subsequent purchasers, holders or assignees of the Receivables (including any servicer, custodian or other agent or contractor engaged by the Purchaser or any such other Person with respect to the Receivables) will also be subject to the covenants contained in Sections 7.12(a) and (b), except covenants contained in Section 7.12(a)(i) if the Servicer transfers the servicing to the Purchaser or any successor servicer as set forth in the preceding sentence. It is understood that the breach of the obligations as provided in Sections 7.12(a) and (b) would result in irreparable harm to the Servicer and Affiliates thereof, for which money damages shall not be sufficient and that each of the Servicer and Affiliates thereof, shall be entitled to equitable relief, including injunction and specific performance.

                                  ARTICLE VIII

              SECURITIZATIONS AND OTHER DISPOSITIONS OF RECEIVABLES

         Section 8.1. Securitizations and Other Dispositions of Receivables.

         (a) The Servicer acknowledges that the Purchaser may, in the future, from time to time sell or enter into financing or other arrangements with respect to some or all of the Receivables in the form of one or more Securitizations or other transactions (subject to the Reconstitution Conditions), and the Servicer agrees to take such actions to assist the Purchaser in connection therewith as the Purchaser may reasonably request, including:

         (i) making representations and warranties on the closing date of any such transaction (and providing an Officer's Certificate of the Servicer to that effect) that the Servicer has complied with all covenants and obligations hereunder and that the representations and warranties with respect to the Servicer as of the Closing Date are true and correct as of the closing date of any such transaction,

         (ii) cooperating fully with the Purchaser with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment and execution) of the Securitization Documents and other related documents, and with respect to servicing requirements (including amendments to this Agreement) requested by the rating agencies and credit enhancers and that are consistent with rating agency or credit enhancer requirements (as applicable) for securitization transactions in which "AAA" rated asset-backed securities are issued,

         (iii) providing the Purchaser with narrative statements and statistical or other information reasonably requested by the Purchaser which may be used in any Securitization Document, including historical loss and delinquency data and static pool data, and indemnifying the

Purchaser and its affiliates for material misstatements or omissions contained in such information or in this Agreement,

         (iv) providing (at the Purchaser's expense) an agreed upon procedures letter by an independent accounting firm acceptable to the Purchaser and such other verifications reasonably requested by the Purchaser of information provided by the Servicer,

         (v) providing reasonable access to facilities, employees and information for rating agencies, credit enhancers, prospective whole loan purchasers, accountants or attorneys to those representatives of the Servicer with responsibility, knowledge or experience with respect to the Receivables for the purpose of answering questions in relation thereto,

         (vi) delivering (at the Servicer's expense, except to the extent set forth in this subclause (vi) clause (c) below) opinions of counsel dated as of the closing date of any such transaction requested by a rating agency or credit enhancer or reasonably requested by the Purchaser, including an opinion that this Agreement is enforceable against the Servicer under New York law, an opinion that the Purchaser has a first priority perfected security interest in the Receivables (which opinion shall be at the expense of the Purchaser), an opinion that the conveyance of the Purchased Property by the Seller pursuant to the Purchase and Sale Agreement constitutes a "true sale" of the Purchased Property (which opinion shall be at the expense of the Purchaser), an opinion covering general corporate matters with respect to the Servicer and an Officer's Certificate substantially in the Form of Exhibit D hereto providing a "negative assurance 10b-5 statement" relating to the information provided by the Servicer pursuant to clause (iii) above, and

         (vii) delivering certifications and otherwise cooperating with the Purchaser and any other parties to the Securitization to satisfy the parties' reporting obligations under the Exchange Act and applicable law including the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and to satisfy informational requests from regulators, rating agencies and credit enhancers.

         In connection with the closing of any such transaction, the Servicer will represent and warrant, and deliver to the Purchaser an Officer's Certificate to the effect, that any such information delivered to the Purchaser, and the disclosure relating thereto, is true and correct and does not omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, any request by the Purchaser for any information about the Servicer required by Regulation AB of the Commission shall be deemed to be reasonable.

         (b) Following any Securitization or other transaction described in this Section, the Servicer shall continue to be responsible for its obligations under this Agreement.

         (c) Except as specifically set forth above, the Servicer shall be responsible for all of its own out-of-pocket fees and expenses arising in connection with this compliance under this Section 8.1 for the first such transaction. In the event that the Purchaser transfers, assigns or otherwise conveys the Purchased Property in connection with more than one transaction, then the Purchaser shall pay (or cause to be paid) the Servicer's reasonable out-of-pocket fees and expenses arising in connection with its compliance with this Section 8.1 for each transaction after the first transaction.

         (d) This Section shall survive any termination of this Agreement.

         Section 8.2. Designees to Act on Behalf of Purchaser. Purchaser and its successors and transferees may appoint designees to act on their respective behalf (including any Purchaser Pledgee) and such designees shall have the power and right to administer and enforce this Agreement (to the extent of the Purchaser's rights under this Agreement) on behalf of Purchaser (it being understood that the Purchaser is subject to the Reconstitution Conditions and that any appointment of designees shall be by the initial Purchaser or in connection with a Reconstitution). To the extent Purchaser has any rights under this Agreement, any such designee may exercise such rights on behalf of Purchaser.

         Section 8.3. Nonpetition. The Servicer agrees that, prior to the date which is one year and one day after payment in full of all obligations of the Purchaser and all obligations of all special purpose entities created in connection with Securitizations in respect of all securities (including all commercial paper) issued by them, respectively, (i) the Servicer shall not authorize any such Securitization entity to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the such Securitization entity, or to make a general assignment for the benefit of its creditors, and (ii) the Servicer shall not commence or join with any other Person in commencing any proceeding against any such Securitization entity under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that, notwithstanding the foregoing, a Securitization entity shall not be prohibited from filing a voluntary bankruptcy petition to the extent such Securitization entity obtains the necessary vote for filing a voluntary bankruptcy petition as required by the organizational documents of such Securitization entity.

         The Parties have caused this Servicing Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

                                             WELLS FARGO BANK, N.A.,
                                             as Servicer and Custodian


                                             By: /s/ LOUIS M. COSSO
                                             Name: Louis M. Cosso
                                             Title: Executive Vice President



                                             BANK OF AMERICA, NATIONAL
                                             ASSOCIATION, as Purchaser



                                             By: /s/ DANIEL B. GOODWIN
                                             Name: Daniel B. Goodwin
                                             Title: Managing Director




                                        Amended and Restated Servicing Agreement

                                    EXHIBIT A

                             SCHEDULE OF RECEIVABLES

                                    EXHIBIT B

                        FORM OF MONTHLY SERVICING REPORT



WELLS FARGO AUTO FINANCE GROUP
WELLS FARGO WHOLELOAN SALE
MONTHLY SERVICING REPORT
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Collection Period
Distribution Date
Transaction Month
----------------------------------------------------------------------------------------------------------------

I.  ORIGINAL PORTFOLIO INFORMATION

Original Portfolio
Number of Contracts
Weighted Average Coupon
Weighted Average Maturity

----------------------------------------------------------------------------------------------------------------

II.  COLLECTIONS

INTEREST:
Interest Collections (including Adminstrative
Purchase and Warranty Interest Payments)
                                                                                             -------------------
          Total

PRINCIPAL:
Principal Collections (including Administrative
Purchase and Warranty Principal Payments)
Liquidation Proceeds from Receivables that became Liquidating
Receivables during Collection Period
                                                                                             -------------------
          Total

Liquidation Proceeds (Recoveries) from Receivables that became
Liquidating Receivables during Prior Period
                                                                                             -------------------
          Total Collections

Principal Adjustment
Principal Losses for Collection Period
                                                                                             -------------------
Total Regular Principal Reduction

----------------------------------------------------------------------------------------------------------------

III.  SERVICING FEE

Servicing Fee Due
Servicing Fee Paid
                                                                                             -------------------
Servicing Fee Shortfall

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
IV.  DISTRIBUTIONS

Available Collections
Available Collections Interest
Servicing Fee Paid
Daily Collections Remitted
                                                                                             -------------------
Net Distribution Owned to (Servicer) Purchaser
Misc. Adjustment
                                                                                             -------------------
Total Owed to Purchaser
----------------------------------------------------------------------------------------------------------------


V.  PORTFOLIO INFORMATION
                                                                        BEGINNING OF          END OF PERIOD
                                                                           PERIOD
Portfolio Receivable Balance
Weighted Average Coupon (WAC)
Weighted Average Maturity (WAM)
Remaining Number of Receivables
Accrued Interest


----------------------------------------------------------------------------------------------------------------

VI.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

LOSSES:
Total Losses for Collection Period
Liquidation Proceeds from Receivables that become Liquidating
Receivables during Collection Period
Liquidation Contracts (#)
Liquidation Proceeds (Recoveries) from Receivables that become
Liquidating Receivables during Prior Period

Net Losses for Collection Period
Cumulative Net Losses for all Periods

DELINQUENT RECEIVABLES                                                  # OF CONTRACTS             AMOUNT
31-60 Days Delinquent
61-90 Days Delinquent
Over 90 Days Delinquent

                                                                      -------------------    -------------------
          Total

----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                       FORM OF SARBANES-OXLEY CERTIFICATE

I, __________________________, certify to ____________________________, and its officers, directors, agents and affiliates (collectively, the "[ ]") , and with the knowledge and intent that they will rely upon this certification, that:

(i) Based on my knowledge, the information relating to the Receivables and the servicing thereof submitted by the Servicer to the [ ] which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the SEC with respect to the transaction, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided to the [ ] by the Servicer under this Servicing Agreement has been provided to the [ ];

(iii) I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Accountant's Report and all servicing reports, officer's certificates and other information relating to the servicing of the Receivables submitted to the [ ], the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

(iv) I have disclosed to the [ ] all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

(v) The Servicer shall indemnify and hold harmless the [ ] and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the [ ], then the Servicer agrees that it shall contribute to the amount paid or payable by the [ ] as a result of the losses, claims, damages or liabilities of the [ ] in such proportion as is appropriate to reflect the relative fault of the [ ] on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Certification or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Seller.



       Dated:                                  By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                    EXHIBIT D


                       FORM OF 10B-5 OFFICER'S CERTIFICATE


         I, [_______________], the [___________] of Wells Fargo Bank, N.A., a
national banking association (the "Company"), do hereby certify on behalf of the Company that:

         1. The statements and information contained in the Prospectus Supplement dated [_____], 2005 ("Prospectus Supplement") under the headings "[____________]", "[______________]" and "[________________]", were, on the date of the Prospectus Supplement, and are on the date hereof, true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. No event has occurred since the date of the Prospectus Supplement affecting the Company which is required to be disclosed in the Prospectus Supplement in order to make the statements therein with respect to the matters covered in paragraph 1 above, in light of the circumstances under which they were made, not misleading in any material respect.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of [____], 2005.




                                             WELLS FARGO BANK, N.A.



                                             By:
                                                    ---------------------------
                                             Name:
                                                    ---------------------------
                                             Title: [___________]

                                  ATTACHMENT A

                          MONTHLY FILE TAPE DATA LAYOUT


       MASTER DATA FIELD DESCRIPTION            FIELD NAME

    1  Snapshot Date of File
    2  AFG Account Number                       ILMAST-KEY
    3  Securitization Pool Number               M-SEC-POOL-NUM
    4  Recovery Status Code                     CHG-OFF-CD
    5  Closed-To-Posting Code                   M-CLOSED-TO-POSTING
    6  Close Code                               CLOS
    7  Maturity Date, Original                  M-ORG-MAT-DTE
    8  Maturity Date, Current                   MAT-DTE
    9  Note Date                                NOTE-DTE
   10  Note Amount, Original                    ORG
   11  Term, Current                            TERM
   12  APR                                      M-APR
   13  Rate                                     RATE
   14  Loan Balance, Current                    P-INVEST-CURR-AMT
   15  Interest Owing Amount, Current           INT-PAYP
   16  Principal Due Date                       DUE-DTE-P
   17  Model                                    M-MODEL
   18  Model Year                               M-MODEL-YR
   19  Manufacturer                             M-MANUFACTURER
   20  Last Payment Date                        DTE-LAST-PMT
   21  Interest Paid Amount, Year-to-date       M-YTD-INT-PD
   22  Payments Made, Number Of                 NO-PMTS-MD
   23  Payoff Date                              M-Date-Paid-Off
   24  Principal Payment Amount                 PAYMENT
   25  CRA State Code                           M-CRA-STATE-CD
       Current Times Delinquent, First
   26  Category                                 M-CTD-10-29
       Current Times Delinquent, Second
   27  Category                                 M-CTD-30-59
       Current Times Delinquent, Third
   28  Category                                 M-CTD-60-89
       Current Times Delinquent, Fourth
   29  Category                                 M-CTD-90
   30  New-Used Code                            M-NEW-USED-CODE
   31  Credit Score Code, Current FICO
   32  Principal Past Due Date                  PAST-DTE
   33  Past Due Amount                          M-AMT-PAST-DUE
   34  Term, Original                           ORG-Term
   35  Interest Accrual Start Date              Dte-Int-Begin
   36  Total Interest Accrued                   Int-Accum
   37  Total Interest Paid                      Int-Pd
   38  Interest Paid Through Date               M-Pd-To-Date
   39  Zip Code                                 NA-Zip
   40  Number of Contract Extensions            NO-EXTNS
   41  Charge-Off Amount                        M-Chg-Off-Amt
   42  BK & Repo Status                         M-CFA-KEY2

   43  Repossession Date                        M-REPO-DTE

       TRANSACTION DATA FIELD DESCRIPTION       FIELD NAME

    1  AFG Account Number                       HISTOT - KEY
    2  Payment Processing Date                  HISTOT - PROC-DTE
    3  Processing Date - month (mm)             HISTOT - PROC-DTE-MM
    4  Processing Date - day (dd)               HISTOT - PROC-DTE-DD
    5  Processing Date - century (cc)           HISTOT - PROC-DTE-CC
    6  Processing Date - year (yy)              HISTOT - PROC-DTE-YY
    7  Payment Effective Date                   HISTOT - EFF-DTE
    8  Effective Date - month (mm)              HISTOT - EFF-DTE-MM
    9  Effective Date - day (dd)                HISTOT - EFF-DTE-DD
   10  Effective Date - century (cc)            HISTOT - EFF-DTE-CC
   11  Effective Date - year (yy)               HISTOT - EFF-DTE-YY
   12  Transaction Code                         HISTOT - TR
   13  Old balance (before payment)             HISTOT - OLD-BAL
   14  Interest applied from payment            HISTOT - INT
   15  Principal applied from payment           HISTOT - PRIN
   16  Miscellaneous application of payment     HISTOT - MISC
   17  Insurance code                           HISTOT - INS-CO
   18  Comment                                  HISTOT - DESC
   19  Total amount of transaction              HISTOT - TOTAL-AMT
   20  Interest adjustment amount               HISTOT - INT-ADJ

       RECOVERY DATA FIELD DESCRIPTION          FIELD NAME

    1  AFG Account Number                       RMSACCTNUM
    2  Transaction Date                         TRAN_DATE
    3  Transaction Amount                       JRNLTRAMT
    4  Transaction Code                         RMSTRANCDE
    5  Transaction Description                  JRNLTDESC